Exhibit 3.2

Exhibit D

to Blocker Merger Agreement

AMENDED AND RESTATED BYLAWS

OF

FIRST WIND HOLDINGS INC.

ARTICLE 1
OFFICES

Section 1.01.  Registered Office.  The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 1.02.  Other Offices.  The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

Section 1.03.  Books.  The books of the Corporation may be kept within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE 2
MEETINGS OF STOCKHOLDERS

Section 2.01.  Time and Place of Meetings.  All meetings of stockholders shall be held at such places, either within or without the State of Delaware, on such dates, and at such times, as may be determined from time to time by the Board of Directors (or the Chairman in the absence of a designation by the Board of Directors).

Section 2.02.  Annual Meetings.  An annual meeting of stockholders, commencing with the year 2011, shall be held for the election of directors and to transact such other business as may properly be brought before the meeting.

Section 2.03.  Special Meetings.  Subject to the rights of the holders of any class or series of preferred stock of the Corporation, special meetings of the stockholders of the Corporation may be called only by or at the direction of the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer or the President of the Corporation.

Section 2.04.  Notice of Meetings and Adjourned Meetings; Waivers of Notice.  (a)  Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Unless otherwise provided by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (“Delaware Law”), such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting.  Unless these Bylaws otherwise require, when a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time, place, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than 30 days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

(b)        A written waiver of any such notice signed by the person entitled thereto, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the meeting stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.05.  Quorum.  Unless otherwise provided under the certificate of incorporation of the Corporation (“Certificate of Incorporation”) or these Bylaws and subject to Delaware Law, the presence, in person or by proxy, of the holders of a majority of the outstanding capital stock of the Corporation entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy shall adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2.06.  Voting.  (a)  Unless otherwise provided in the Certificate of Incorporation and subject to Delaware Law, each stockholder shall be entitled to one vote for each outstanding share of capital stock of the Corporation held by such stockholder.  Any share of capital stock of the Corporation held by the Corporation shall have no voting rights.  Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of the majority of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.  Subject to the rights of the holders of any series of preferred stock to elect additional directors under specific circumstances, directors shall be elected by a plurality of the votes of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

(b)           Each stockholder entitled to vote at a meeting of stockholders or, to the extent permitted by the Certificate of Incorporation and these Bylaws, to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized, or by proxy sent by facsimile transmission or by any other means of electronic communication permitted by law, which results in a writing from such stockholder or by his attorney, and delivered to the secretary of the meeting.  No proxy shall be voted after one year from its date, unless said proxy provides for a longer period.

(c)           Votes may be cast by any stockholder entitled to vote in person or by his proxy.  In determining the number of votes cast for or against a proposal or nominee, shares abstaining from voting on a matter (including elections) will not be treated as a vote cast.  A non-vote by a broker will be counted for purposes of determining a quorum but not for purposes of determining the number of votes cast.

Section 2.07.  Action by Consent.  Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with Delaware Law and may not be taken by written consent of stockholders without a meeting; provided, however, if holders of the Corporation’s Class B Common Stock collectively hold more than 50% of the total voting power of all capital stock of the Corporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken by written consent of stockholders without a meeting; provided, further, that any action required or permitted to be taken by the holders of the Corporation’s Class B Common Stock, voting separately as a class, or, to the extent expressly permitted by the certificate of designation relating to one or more series of the Corporation’s preferred stock, by the holders of such series of preferred stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of the relevant class or series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded, which officer or agent may be the Secretary or an Assistant Secretary.

Section 2.08.  Organization.  At each meeting of stockholders, the Chairman of the Board of Directors, if one shall have been elected, or in the Chairman’s absence or if one shall not have been elected, the director designated by the vote of the majority of the directors present at such meeting, shall act as chairman of the meeting.  The Secretary of the Corporation (or in the Secretary’s absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

Section 2.09.  Order of Business.  The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting.

Section 2.10.  Nomination of Directors.  Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors.  Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors (or any committee thereof) or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.10, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 2.10.  Such nominations, other than those made by or at the direction of the Board of Directors (or any committee thereof), shall be made pursuant to timely notice in writing to the Secretary of the Corporation.  To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date then to be timely such notice must be received by the Corporation no earlier than 120 days prior to such annual meeting and no later than the later of 70 days prior to the date of the meeting and the 10th day following the day on which public announcement of the date of the meeting was made; provided further, that if the Securities and Exchange Commission shall adopt a rule or rules providing a procedure by which a stockholder may cause the Corporation to include one or more director nominees proposed by such stockholder in the Corporation’s proxy statement, and such procedure would (in the absence of a by-law provision similar to the instant provision) require such stockholder to notify the Corporation of its intent to propose such a director nominee or take other steps related thereto earlier than the deadlines specified above, then the timeliness of any such stockholder proposal and related steps shall be governed by the rules of the Securities and Exchange Commission and not by the rules of the instant provision.  In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.  Such stockholder’s notice shall set forth:

(a)           as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

(b)           as to the stockholder giving the notice:

(i)            the name and address, as they appear on the Corporation’s books, of such stockholder and any Stockholder Associated Person (defined below) covered by clause (ii) below and

(ii)           (A) the class and number of shares of capital stock of the Corporation which are held of record or are beneficially owned by such stockholder and any Stockholder Associated Person and (B) any derivative positions held or beneficially held by the stockholder and any Stockholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of, such stockholder and any Stockholder Associated Person with respect to the Corporation’s securities.

At the request of the Board of Directors, any person nominated by the Board of Directors (or any committee thereof) for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.  No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Bylaw.  The chairman of the meeting shall, if the facts in his judgment warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he should so determine and declare, the defective nomination shall be disregarded.  In addition to the foregoing provisions of this Section 2.10, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.10.

“Stockholder Associated Person” of any stockholder means (A) any person controlling or controlled by, directly or indirectly, or acting in concert with, such stockholder, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and/or (C) any person controlling, controlled by or under common control with such Stockholder Associated Person.

The nomination of directors pursuant to the Nominating Agreement dated as of           , 2010 among the Corporation, D. E. Shaw MWP Acquisition Holdings, L.L.C., D. E. Shaw MWPH Acquisition Holdings, L.L.C. and Madison Dearborn Capital Partners IV, L.P. shall not be subject to the procedures set forth above in this Section 2.10.

Section 2.11.  Notice of Business.  At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors (or any committee thereof) or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 2.11, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2.11.  For business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date then to be timely such notice must be received by the Corporation no later than the later of 70 days prior to the date of the meeting and the 10th day following the day on which public announcement of the date of the meeting was made.  A stockholder’s notice to the Secretary of the Corporation shall set forth as to each matter the stockholder proposes to bring before the meeting:

(a)           a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;

(b)           the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and any Stockholder Associated Person covered by clauses (c) and (d) below;

(c)           (i) the class and number of shares of the Corporation which are held of record or are beneficially owned by such stockholder and by any Stockholder Associated Person with respect to the Corporation’s securities and (ii) any derivative positions held or beneficially held by the stockholder and any Stockholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of, such stockholder and/or any Stockholder Associated Person with respect to the Corporation’s securities; and

(d)           any interest of the stockholder or any Stockholder Associated Person in such business.

Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in this Section 2.11.  The chairman of the meeting shall, if the facts in his or her judgment warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the Bylaws, and if he should so determine and declare, and any such business not properly brought before the meeting shall not be transacted.  In addition to the foregoing provisions of this Section 2.11, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11.

ARTICLE 3
DIRECTORS

Section 3.01.  General Powers.  Except as otherwise provided in Delaware Law or the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 3.02.  Number, Election and Term of Office.  The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the Board of Directors.  The election and terms of office of directors shall be governed by the Certificate of Incorporation.  Directors need not be stockholders.

Section 3.03.  Quorum and Manner of Acting.  A majority of the total number of directors shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.  When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting.  If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat shall adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.04.  Time and Place of Meetings.  The Board of Directors shall hold its meetings at such places, either within or without the State of Delaware, and at such times as may be determined from time to time by the Board of Directors (or the Chairman in the absence of a determination by the Board of Directors).

Section 3.05.  Annual Meeting.  The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held.  Notice of such meeting need not be given.  In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such place either within or without the State of Delaware, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 3.07 herein or in a waiver of notice thereof signed by any director who chooses to waive the requirement of notice.

Section 3.06.  Regular Meetings.  After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

Section 3.07.  Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, Chief Executive Officer (if any) or the President and shall be called by the Chairman of the Board of Directors, Chief Executive Officer, President or Secretary on the written request of two directors.  Notice of special meetings of the Board of Directors shall be given to each director at least 24 hours before the meeting in such manner as is determined by the Board of Directors, Chief Executive Officer or President (including personal delivery or by mail, telecopy, e-mail, facsimile or telephone).  Notwithstanding the foregoing, a meeting of the Board of Directors may be held at any time without notice if all the directors are present, or if those not present sign (or electronically transmit) a waiver of notice of the meeting, either before or after the meeting.

Section 3.08.  Committees.  The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in a resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters:  (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by Delaware Law to be submitted to the stockholders for approval and (b) adopting, amending or repealing any Bylaw of the Corporation.  Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors from time to time.

Section 3.09.  Action by Consent.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions, are filed with the minutes of proceedings of the Board of Directors or committee thereof.

Section 3.10.  Telephonic Meetings.  Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.11.  Resignation.  Any director may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the

Secretary of the Corporation.  The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.12.  Vacancies.  Vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled solely by a majority of the directors then in office or by the sole remaining director.  Each director so elected shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.  If there are no directors in office, then an election of directors may be held in accordance with Delaware Law.  Unless otherwise provided in the Certificate of Incorporation, when one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in the filling of the other vacancies.

Section 3.13.  Removal.  Any director or the entire Board of Directors may be removed, with or without cause, at any time by the affirmative vote of the holders of a majority of the outstanding capital stock of the Corporation then entitled to vote at any election of directors and the vacancies thus created may be filled in accordance with Section 3.12 herein.

Section 3.14.  Compensation.  The Board of Directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.

Section 3.15.  Preferred Stock Directors.  Notwithstanding anything else contained herein, whenever the holders of one or more classes or series of preferred stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolution or resolutions applicable thereto adopted by the Board of Directors pursuant to the Certificate of Incorporation, and such directors so elected shall not be subject to the provisions of Sections 3.02, 3.12 and 3.13 of this Article 3 unless otherwise provided therein.

ARTICLE 4
OFFICERS

Section 4.01.  Principal Officers.  The principal officers of the Corporation shall be a President, one or more Vice Presidents, a Treasurer and a Secretary who shall have the duty, among other things, to record the proceedings of the meetings of stockholders and the Board of Directors in a book kept for that purpose.  The Corporation may also have such other principal officers, including a Chief Executive Officer and one or more Controllers, as the Board of Directors may in its discretion appoint.  One person may hold the offices and perform the duties of any two or more of such offices, except that no one person shall hold the offices and perform the duties of President and Secretary.

Section 4.02.  Election and Term of Office.  The principal officers of the Corporation shall be elected annually by the Board of Directors at the meeting of the Board of Directors immediately following the annual meeting of Stockholders.  Each such officer shall hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.  Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

Section 4.03.  Subordinate Officers.  In addition to the principal officers enumerated in Section 4.01 herein, the Corporation may have one or more Assistant Vice Presidents, Assistant Treasurers, Assistant Secretaries and Assistant Controllers and such other officers as the Board of Directors may deem necessary, each of whom shall hold office for such period as the Board of Directors may from time to time determine.  The Board of Directors may delegate to any principal officer the power to appoint and to remove any such other officers enumerated in this Section 4.03.

Section 4.04.  Removal.  Any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors.  Any officer appointed by a principal officer pursuant to authority delegated by the Board of Directors under Section 4.03 hereof may be removed by that principal officer or any other principal officer to whom the Board of Directors delegates such power to remove.

Section 4.05.  Resignations.  Any officer may resign at any time by giving written notice to the Board of Directors or to any principal officer.  The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.06.  Powers and Duties.  The officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board of Directors or, if applicable, by the principal officer who appointed them.

ARTICLE 5
CAPITAL STOCK

Section 5.01.  Certificates For Stock; Uncertificated Shares.  The shares of capital stock of the Corporation shall be uncertificated shares, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be represented by certificates.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of shares represented by certificates of the same class and series shall be identical.  Every holder of stock represented by certificates shall be entitled to have a certificate signed in the name of the Corporation by (x) the Chairman of the Board of Directors, the Chief Executive Officer (if any), the President or a Vice President of such Corporation, and (y) by the Treasurer, an assistant Treasurer, the Secretary or an assistant Secretary of such Corporation, representing the number of shares registered in certificate form.  Either or both of the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.  The Corporation shall not have power to issue a certificate in bearer form.

Section 5.02.  Transfer Of Shares.  Shares of the stock of the Corporation may be transferred on the record of stockholders of the Corporation by the holder thereof or by such holder’s duly authorized attorney upon surrender of a certificate therefor properly endorsed or upon receipt of proper transfer instructions from the registered holder of uncertificated shares or by such holder’s duly authorized attorney and upon compliance with appropriate procedures for transferring shares in uncertificated form, unless waived by the Corporation; provided that transfers of shares of the Class B Common Stock shall be made only in accordance with the provisions related thereto contained in the Certificate of Incorporation.

Section 5.03.  Authority for Additional Rules Regarding Transfer.  The Board of Directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of the stock of the Corporation, as well as for the issuance of new certificates in lieu of those which may be lost or destroyed, and may require of any stockholder requesting replacement of lost or destroyed certificates, bond in such amount and in such form as the Board of Directors may deem expedient to indemnify the Corporation, and/or the transfer agents, and/or the registrars of its stock against any claims arising in connection therewith.

ARTICLE 6
GENERAL PROVISIONS

Section 6.01.  Fixing the Record Date.  (a)  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day immediately preceding the day on which notice is given, or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)        In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 6.02.  Dividends.  Subject to limitations contained in Delaware Law and the Certificate of Incorporation, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the capital stock of the Corporation.

Section 6.03.  Year.  The fiscal year of the Corporation shall commence on January 1 and end on December 31 of each year.

Section 6.04.  Corporate Seal.  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”.  The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 6.05.  Voting of Securities Owned by the Corporation.  The Board of Directors may authorize any person, on behalf of the Corporation, to attend, vote at and grant proxies to be used at any meeting of stockholders of any corporation or other entity (except this Corporation) in which the Corporation may hold stock or other securities or interests.

Section 6.06.  Amendments.  These Bylaws or any of them, may be made, amended, altered, changed, added to or repealed at any meeting of the Board of Directors or of the stockholders; provided, in the case of a meeting of the stockholders, that notice of the proposed change was given in the notice of the meeting of the stockholders; provided, further, that notwithstanding any provision of law which might otherwise permit a lesser vote of the stockholders, the affirmative vote of the holders of at least 66-2/3% of the voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to make, amend, alter, change, add to or repeal any provision of these Bylaws.

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